EXHIBIT 10.38

Catalytica

Pharmaceuticals

November 9, 2000

Mr. Randall J. Tlachac

Orphan Medical

13911 Ridgedale Drive

Suite 475

Minnetonka, MN, 55305

Dear Randy,

I am pleased to provide this revised commercial pricing for Xyrem Oral Solution. The new pricing includes the requested component/packaging changes. I have also attached an amended “APPENDIX D” which includes the pricing, packaging details and related assumptions. All raw materials and packaging components are included, except the sodium oxybate bulk active.

Commercial Pricing

Volume Breaks	Conversion	Materials	Total Unit Price
< 300,000 units/year	1.07	3.43	4.50
300,000—1,000,000 units/year	.98	3.19	4.17
> 1,000,000 units/year	.80	3.02	3.82

•	Volume price breaks based on annual production

•	Pricing is based on the assumptions listed on page 2 of this letter

•	Any change in the assumptions listed on page 2 of this letter will require that pricing be re-evaluated

Please indicate Orphan’s approval/acceptance of the above commercial pricing by having the appropriate individual sign and date in the space provided below.

If you have any questions or need further clarification, please do not hesitate to call.

Sincerely,

/s/ David Smithwick
David Smithwick, Contract Manager

/s/ Randall Tlachac	12/5/00
Orphan Representative	Date

Director, Quality Assurance
Title

cc:	Marie Mayo Lori Thigpen File (2)

Proposal Valid for 60 days

Confidential

Catalytica Pharmaceuticals, Inc. • P.O. Box 1887 • Greenville, NC 27835-1887 • 252-758-3436

November 9, 2000

ASSUMPTIONS

•	Volume price breaks based on annual production

•	7 year Commercial Supply Agreement

•	Subject to annual price increase specified in commercial supply agreement

•	DEA Schedule CIII with ARCOS reporting

•	Sodium Oxybate supplied by Orphan

•	Orphan to supply C of C on Sodium Oxybate

•	Manufactured four times per year or once per quarter (campaign)

•	Minimum of three batches per campaign

•	Each additional campaign will carry a setup charge of $15,500

•	Manufacturing batch size of 1,000 gallon /~15,360 200ml bottles

•	To be ordered in full batch size quantities

•	Batches shipped within 30 days of Catalytica issuing CofC/CofA

•	Packaging components

1.	Bottle, plastic 8 oz

2.	Screwcap, 24mm/400 C/R

3.	Front bottle label, 60mm width x 70mm height

4.	Security label—(2) top and bottom of carton

5.	Carton, 98.42mm length x 93.66mm width x 156.37mm depth

6.	Insert, one page/single sided

7.	Tubing, PVC, unprinted, 54mm, R/F

8.	Press-In bottle adapter (PIBA)

9.	Exacta med dispenser

10.	Shipper, Preprinted

11.	Pressure sensitive tape

12.	Bar code label

13.	Vial (2)

14.	Screwcap (for Vial) (2)

Proposal Valid for 60 days

Confidential